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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this current report of FPA Medical Management, Inc. ("FPA") on Form 8-K of (1) our report dated September 30, 1996 on the combined financial statements of Foundation Health Medical Services (a wholly-owned subsidiary of Foundation Health Corporation) and affiliates as of June 30, 1995 and 1996 and for each of the three years in the period ended June 30, 1996, which report appears in Registration Statement No. 333-13535 of FPA on Form S-4 under the Securities Act of 1933, and (2) our report dated February 23, 1996 on the financial statements of Foundation Health IPA as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and for the period from June 7, 1994 (date of inception) to December 31, 1994, which report is incorporated by reference in Registration Statement No. 333-13535 of FPA on Form S-4 under the Securities Act of 1933. Such reports express unqualified opinions and include explanatory paragraph referring to significant related party transactions.


DELOITTE & TOUCHE LLP

Sacramento, California
November 8, 1996